SUPPLEMENTAL FINANCIAL INFORMATION FOR Q1 2019 May 8, 2019 BRT APARTMENTS CORP. 60 Cutter Mill Rd., Great Neck, NY 11021

Forward Looking Statements FORWARD LOOKING STATEMENTS The information set forth herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward- looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may", "will", "believe", "expect", "intend", "anticipate”, “estimate", "project", or similar expressions or variations thereof. Forward- looking statements involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and are urged to read the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed on December 10, 2018 and in reports filed with the SEC thereafter, including our Quarterly Report on Form 10-Q for the period ended March 31, 2019, that we anticipate will be filed shortly after the furnishing of this document. The Company undertakes no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise. Units under rehabilitation for which we have received or accrued rental income from business interruption insurance, while not physically occupied, are treated as leased (i.e., occupied) at rental rates in effect at the time of the casualty.

Table of Contents Table of Contents Page Number Financial Highlights 1 Operating Results 2 Funds From Operations 3 Consolidated Balance Sheets 4 BRT’s Share of the Operating Results 5 BRT’s Share of the Consolidated Balance Sheets 6 Portfolio Data by State 7 Same Store Comparison 8 Multi-Family Acquisitions and Dispositions 9 Value-Add Information and Capital Expenditures 10 Debt Analysis 11 Non-GAAP Financial Measures, Definitions, and 12-13 Reconciliations Portfolio Table 14

Financial Highlights

	March 31, 2019	March 31, 2018	December, 31 2018	December, 31 2017	December, 31 2016
Market Information					
Market capitalization	$ 220,697,483	$ 167,799,412	$ 180,111,314	$ 165,324,544	$ 113,821,631
Shares outstanding	15,900,395	14,280,801	15,743,996	14,022,438	13,897,635
Closing share price	$ 13.88	$ 11.75	$ 11.44	$ 11.79	$ 8.19
Quarterly dividend declared per share	$ 0.20	$ 0.20	$ 0.20	$ 0.18 (4)	$ -
Portfolio					
Multi-family properties owned	36	34	35	34	30
Units	10,008	9,632 (1)	9,696 (1)	9,684	8,624
Average occupancy (2)	93.5 %	92.8 %	93.2 %	91.8 %	93.3 %
Average monthly rental revenue per occupied unit (2)	$1,018	$977	$1,019	$971	$891

	Quarter ended March 31, 2019 (Unaudited)	Quarter ended March 31, 2018 (Unaudited)
Per Share Data		
Earnings per share (basic)	$ (0.27)	$ 1.77
Earnings per share (diluted)	$ (0.27)	$ 1.75
FFO per share of common stock (diluted) (3)	$ 0.19	$ 0.37
AFFO per share of common stock (diluted) (3)	$ 0.23	$ 0.26

(1) Includes 402 units at a property in lease-up.
(2) For the period presented average reflects stabilized properties. See definition of stabilized properties on page 13.
(3) See the reconciliation of Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, to net income, as calculated in accordance with GAAP, on page 3, and the definitions of such terms at page 13.
(4) Dividend of $0.18 was initiated in September 2017.

1

Operating Results (Unaudited) (dollars in thousands, except per share amounts) Quarter ended March 31, 2019 2018 Revenues Rental revenue $ 30,702 $ 29,476 Other income 244 175 Total revenues 30,946 29,651 Expenses Real estate operating expenses 14,814 14,198 Interest expense 8,769 8,657 General and administrative 2,544 2,453 Depreciation 9,617 9,240 Total expenses 35,744 34,548 Total revenues less total expenses (4,798) (4,897) Equity in loss of unconsolidated joint ventures (223) (63) Gain on sale of real estate - 51,981 Gain on insurance recovery - 3,227 Loss on extinguishment of debt - (593) (Loss) income from continuing operations (5,021) 49,655 Income tax provision 62 (253) Net (loss) income from continuing operations, net of taxes (5,083) 49,908 Net loss (income) attributable to non-controlling interests 836 (24,686) Net (loss) income attributable to common stockholders $ (4,247) $ 25,222 Weighted average number of shares of common stock outstanding: Basic 15,886,493 14,242,076 Diluted 15,886,493 14,442,076 Per share amounts attributable to common stockholders: Basic $ (0.27) $ 1.77 Diluted $ (0.27) $ 1.75 2

Funds From Operations (Unaudited) (dollars in thousands, except per share amounts) Quarter ended March 31, 2019 2018 GAAP Net (loss) income attributable to common stockholders $ (4,247) $ 25,222 Add: depreciation of properties 9,617 9,240 Add: our share of depreciation in unconsolidated joint ventures 467 447 Deduct: gain on sales of real estate - (51,981) Adjustment for non-controlling interests (2,775) 22,406 Funds from operations (FFO) attributable to common stockholders 3,062 5,334 Adjust for straight line rent accruals (10) (10) Add: loss on extinguishment of debt - 593 Add: amortization of restricted stock and restricted stock units 365 297 Add: amortization of deferred mortgage costs 379 373 Deduct: gain on insurance recovery - (3,227) Adjustment for non-controlling interests (78) 434 Adjusted funds from operations (AFFO) attributable to common stockholders $ 3,718 $ 3,794 Per share data GAAP Net (loss) income attributable to common stockholders $ (0.27) $ 1.75 Add: depreciation of properties 0.60 0.64 Add: our share of depreciation in unconsolidated joint ventures 0.03 0.03 Deduct: gain on sales of real estate - (3.60) Adjustment for non-controlling interests (0.17) 1.55 Funds from operations (FFO) attributable to common stockholders 0.19 0.37 Add: loss on extinguishment of debt - 0.04 Add: amortization of restricted stock and restricted stock units 0.02 0.01 Add: amortization of deferred mortgage costs 0.02 0.03 Deduct: gain on insurance recovery - (0.22) Adjustment for non-controlling interests - 0.03 Adjusted funds from operations (AFFO) attributable to common stockholders $ 0.23 $ 0.26 3

Consolidated Balance Sheets (Unaudited) (amounts in thousands, except per share amounts) At March 31, At December 31, 2019 2018 2017 2016 Assets Real estate properties, net of accumulated depreciation $ 1,077,326 $ 1,029,239 $ 931,996 $ 746,183 Real estate loan 4,600 4,750 5,350 5,900 Cash and cash equivalents 21,062 32,428 13,687 51,231 Restricted cash 7,813 8,180 8,074 6,683 Deposits and escrows 14,902 21,268 23,630 18,283 Investments in unconsolidated joint ventures 19,125 19,758 21,115 14,672 Other assets 9,087 8,084 8,933 6,122 Total Assets $ 1,153,915 $ 1,123,707 $ 1,012,785 $ 849,074 Liabilities and equity Liabilities Mortgages payable, net of deferred costs $ 808,729 $ 771,817 $ 712,061 $ 573,577 Junior subordinated notes, net of deferred costs 37,048 37,043 37,023 37,003 Accounts payable and accrued liabilities 22,620 24,487 20,354 18,873 Total liabilities 868,397 833,347 769,438 629,453 Equity Common Stock, $.01 par value, 300,000 shares authorized; 15,175 issued at March 31, 2019, 15,038 issued at December 31, 2018, and 13,333 Issued at December 31, 2017 and 2016 152 150 133 - Shares of beneficial interest, $3 par value per share - - - 39,693 Additional paid in capital 217,344 216,981 202,225 161,639 Accumulated other comprehensive income (loss) 1,082 1,688 1,346 1,666 Accumulated deficit (27,512) (20,044) (33,292) (32,355) Total BRT Apartments Corp. stockholders' equity 191,066 198,775 170,412 170,643 Non-controlling interests 94,452 91,585 72,935 48,978 Total Equity 285,518 290,360 243,347 219,621 Total Liabilities and Equity $ 1,153,915 $ 1,123,707 $ 1,012,785 $ 849,074 4

BRT’s Share of the Operating Results (Unaudited) (dollars in thousands) Three Months ended March 31, 2019 Consolidated Non-controlling Amount Interest BRT's Share (1) Revenues Rental revenue $ 30,702 $ 8,189 $ 22,513 Other income 244 - 244 Total revenues 30,946 8,189 22,757 Expenses Real estate operating expenses 14,814 3,994 10,820 Interest expense 8,769 2,256 6,513 General and administrative 2,544 - 2,544 Depreciation 9,617 2,775 6,842 Total expenses 35,744 9,025 26,719 Total revenues less total expenses (4,798) (836) (3,962) Equity in loss of unconsolidated joint ventures (223) - (223) Loss from continuing operations (5,021) (836) (4,185) Income tax provision 62 - 62 Net Loss $ (5,083) $ (836) $ (4,247) (1) This column reflects BRT’s share of the applicable line item, after deducting the non-controlling interest applicable to such line item. Except with respect to the gain on sale of real estate and loss on extinguishment of debt, the impact of the non-controlling interest on such line item was calculated based on each joint venture partner’s percentage equity interest in the applicable joint venture. Gain on sale of real estate and loss on extinguishment of debt were calculated in accordance with the allocation/distribution provisions of the joint venture operating agreement with respect to the properties sold. Generally, in the event of the sale of a multi-family property owned by a joint venture, as a result of allocation/distribution provisions of the applicable joint venture operating agreement, the allocation and distribution of cash and profits to BRT will be less than that implied by BRT's percentage equity interest in the property. 5

BRT’s Share of the Consolidated Balance Sheets (Unaudited) (amounts in thousands, except per share amounts) At March 31, 2019 Consolidated Non-controlling Amount Interest BRT's Share (1) Assets Real estate properties, net of accumulated depreciation $ 1,077,326 $ 317,512 $ 759,814 Real estate loan 4,600 - 4,600 Cash and cash equivalents 21,062 3,696 17,366 Restricted cash 7,813 - 7,813 Deposits and escrows 14,902 6,230 8,672 Investments in unconsolidated joint ventures 19,125 - 19,125 Other assets 9,087 2,048 7,039 Total Assets $ 1,153,915 $ 329,486 $ 824,429 Liabilities and equity Liabilities Mortgages payable, net of deferred costs $ 808,729 $ 230,991 $ 577,738 Junior subordinated notes, net of deferred costs 37,048 - 37,048 Accounts payable and accrued liabilities 22,620 4,043 18,577 Total liabilities 868,397 235,034 633,363 Equity Common Stock, $.01 par value, 300,000 shares authorized; 15,175 issued 152 - 152 Additional paid in capital 217,344 - 217,344 Accumulated other comprehensive income 1,082 - 1,082 Accumulated deficit (27,512) - (27,512) Total BRT Apartments Corp. stockholders' equity 191,066 - 191,066 Non-controlling interest 94,452 94,452 - Total equity 285,518 94,452 191,066 Total Liabilities and Equity $ 1,153,915 $ 329,486 $ 824,429 (1) This column reflects BRT’s share of the applicable line item, after deducting the non-controlling interest applicable to such line item. 6

Portfolio Data by State

(dollars in thousands, except monthly rent amounts)

Quarter Ended March 31, 2019

	Units	Revenues	Expenses	NOI (1)	% of NOI Contribution	Average Occupancy (2)	Weighted Average Monthly Rent per Occupied Unit (2)
Texas	3,096	$ 10,074	$ 5,400	$ 4,674	29%	92.3%	$ 1,032
Georgia	1,545	5,064	2,352	2,712	17%	91.8%	1,027
Florida	1,248	4,044	1,782	2,262	14%	94.6%	1,018
Mississippi	776	2,264	835	1,429	9%	96.6%	936
Tennessee	702	1,084	638	446	3%	98.2%	1,134
South Carolina	678	2,293	1,223	1,070	7%	91.6%	1,065
Alabama	412	1,088	488	600	4%	96.0%	790
Indiana	400	968	537	431	3%	96.1%	700
Missouri	355	1,584	727	857	5%	93.6%	1,428
North Carolina	312	222	99	123	1%	90.7%	800
Ohio	264	713	304	409	3%	94.7%	877
Virginia	220	942	322	620	4%	94.7%	1,365
Other	-	362	107	255	1%	N/A	N/A
Current Portfolio Totals	**10,008**	**$ 30,702**	**$ 14,814**	**$ 15,888**	**100%**	**93.5%**	**$ 1,018**

(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, at page 12 and the definition at page 13.

(2) Excludes sold properties and properties that were not stabilized for the full period presented.

7

BRT APARTMENTS

Same Store Comparisons
Quarters Ended March 31, 2019 and 2018

(dollars in thousands, except monthly rent amounts)

		Revenues			Property Operating Expenses			NOI		
	Units	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Texas	2,547	$ 8,270	$ 7,957	3.9%	$ 4,482	$ 4,291	4.5%	$ 3,788	$ 3,666	3.3%
Georgia	959	2,914	2,891	0.8%	1,344	1,082	24.2%	1,570	1,809	(13.2%)
Mississippi	776	2,264	2,113	7.1%	835	825	1.2%	1,429	1,288	10.9%
Florida	518	1,721	1,516	13.5%	724	676	7.1%	997	840	18.7%
South Carolina	412	1,366	1,263	8.2%	736	706	4.2%	630	557	13.1%
Indiana	400	968	887	9.1%	537	516	4.1%	431	371	16.2%
Tennessee	300	1,066	1,060	0.6%	381	370	3.0%	685	690	(0.7%)
Ohio	264	713	683	4.4%	304	304	0.0%	409	379	7.9%
Virginia	220	942	963	(2.2%)	322	281	14.6%	620	682	(9.1%)
Alabama	412	1,088	1,008	7.9%	488	468	4.3%	600	540	11.1%
Missouri	181	784	776	1.0%	430	443	(2.9%)	354	333	6.3%
Totals	**6,989**	**$ 22,096**	**$ 21,117**	**4.6%**	**$ 10,583**	**$ 9,962**	**6.2%**	**$ 11,513**	**$ 11,155**	**3.2%**

	Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit		
	2019	2018	% Change	2019	2018	% Change
Texas	92.2%	92.4%	(0.2%)	$ 1,025	$ 991	3.4%
Georgia	91.2%	92.4%	(1.3%)	984	975	0.9%
Mississippi	96.7%	96.4%	0.3%	936	871	7.4%
Florida	97.1%	89.2%	8.8%	1,036	991	4.6%
South Carolina	92.6%	91.8%	0.9%	1,032	971	6.3%
Indiana	96.1%	94.3%	1.9%	700	663	5.6%
Tennessee	98.2%	99.0%	(0.8%)	1,134	1,121	1.2%
Ohio	94.7%	95.6%	(0.9%)	877	832	5.5%
Virginia	94.7%	96.4%	(1.8%)	1,365	1,307	4.4%
Alabama	96.0%	95.4%	0.6%	790	754	4.7%
Missouri	91.4%	83.6%	9.3%	1,383	1,586	(12.8%)
Totals	**93.8%**	**93.2%**	**0.7%**	**$ 996**	**$ 965**	**3.3%**

See definition of Same Store on page 13

8

Acquisitions and Dispositions
Quarter Ended March 31, 2019
(dollars in thousands)

Acquisitions

Location	Purchase Date	No. of Units	Contract Purchase Price	Acquisition Mortgage Debt	Initial BRT Equity	Ownership Percentage	Capitalized Acquisition Costs
Kannapolis, NC	3/12/2019	312	$ 48,624	$ 33,347 (1)	$ 11,231	65%	$ 559

Acquisitions subsequent to March 31, 2019

Location	Purchase Date	No. of Units	Contract Purchase Price	Acquisition Mortgage Debt	Initial BRT Equity	Ownership Percentage	Capitalized Acquisition Costs
Trussville, AL	5/7/2019	328	$ 43,000	$ 32,250	$ 11,625	80%	$ 546

(1) Mortgage was assumed as part of the acquisition.

9

BRT APARTMENTS

Value-Add Program and Capital Expenditures
Quarter Ended March 31, 2019

Value-Add Program

Units Rehabilitated (1)	Estimated Rehab Costs (2)	Estimated Rehab Costs Per unit	Estimated Average Monthly Rent Increase (3)	Estimated Annualized ROI (3)
294	$1,248,000	$4,245	$95	27.0%

(1) Refers to rehabilitated units at 17 properties with respect to which a new lease or renewal lease was entered into during the period.

(2) Reflects rehab costs incurred during the current and prior periods with respect to units completed, in which a new lease or renewal lease was entered into during the current period.

(3) These results are not necessarily indicative of the results that would be generated if such improvements were made across our portfolio of properties or at any particular property. Rents at a property may increase for reasons wholly unrelated to property improvements, such as changes in demand for rental units in a particular market or sub-market.

Capital Expenditures

	Consolidated Amount	Non-Controlling Interest	BRT Share of Recurring Capital Expenditures
Estimated Recurring Capital Expenditures (1)	$ 262,000	$ 45,000	$ 217,000
Estimated Non-Recurring Capital Expenditures (2)	1,915,000	576,000	1,339,000
Total Capital Expenditures	$ 2,177,000	$ 621,000	$ 1,556,000
Replacements (3)	$ 606,405	$ 138,050	$ 468,355
Estimated Recurring Capital Expenditures and Replacements per unit (10,008 units)	$ 87	$ 18	$ 69

(1) Recurring capital expenditures represent our estimate of expenditures incurred at the property to maintain the property's existing operations - it excludes revenue enhancing projects.

(2) Non-recurring capital expenditures respresent our estimate of significant improvements to the common areas, property exteriors, or interior units of the property, and revenue enhancing upgrades.

(3) Replacements are expensed as incurred at the property.

10

BRT APARTMENTS

Debt Analysis
As of March 31, 2019
(dollars in thousands)

Mortgage Debt Schedule

Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity	Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2019	$ 33,700	$ 4,700	$ 29,000 (3)	4%	4.99%
2020	7,512	7,512	-	0%	-
2021	23,057	9,055	14,002	2%	4.29%
2022	125,670	9,337	116,333	16%	4.56%
2023	54,595	9,029	45,566	6%	4.04%
Thereafter	570,295	67,763	502,532	71%	4.17%
Total	$ 814,829	$ 107,396	$ 707,433	100%	

Weighted Average Remaining Term to Maturity	7.9 years
Weighted Average Interest Rate	4.27%
Debt Service Coverage Ratio for the quarter ended March 31, 2019	1.40 (2)

(1) Based on balloon payments at maturity.
(2) See definition on page 13.
(3) The refinance process is ongoing for the mortgage that matures in 2019.

Junior Subordinated Notes

Principal Balance	$37,400
Interest Rate	3 month LIBOR + 2.00% (*i.e,* 4.75% at 3/31/2019)
Maturity	April 30, 2036

Credit Facility (as of May 8, 2019)

Maximum Amount Available (4)	$10,000
Amount Outstanding as of May 8, 2019	$9,000
Interest Rate	Prime + 0.50% (floor of 5.00%)

(4) Subject to satisfaction of borrowing base levels and other conditions.

11

NON-GAAP FINANCIAL MEASURES DEFINITIONS (dollars in thousands) We define NOI as total property revenues less total property operating expenses. Property operating expenses exclude, among other things, depreciation and interest expense on the related property. Other REIT’s may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REIT’s. We believe NOI provides an operating perspective not immediately apparent from GAAP operating income or net (loss) income. NOI is one of the measures we use to evaluate our performance because it (i) measures the core operations of property performance by excluding corporate level expenses and other items unrelated to property operating performance and (ii) captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. The following table provides a reconciliation of NOI to net income attributable to common stock holders as computed in accordance with GAAP for the periods presented: Three Months ended March 31, 2019 2018 (Unaudited) (Unaudited) GAAP Net income attributable to common stockholders $ (4,247) $ 25,222 Less: Other Income (244) (175) Add: Interest expense 8,769 8,657 General and administrative 2,544 2,453 Depreciation 9,617 9,240 Less: Gain on sale of real estate - (51,981) Gain on insurance proceeds - (3,227) Add: Loss on extinguishment of debt - 593 Equity in loss of unconsolidated joint ventures 223 63 Provision for taxes 62 (253) Add: Net income attributable to non-controlling interests (836) 24,686 Net Operating Income $ 15,888 $ 15,278 12

NON-GAAP FINANCIAL MEASURES DEFINITIONS (dollars in thousands) Funds from Operations (FFO) FFO is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts and is widely recognized by investors and analysts as one measure of operating performance of a REIT. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of real estate assets and impairment on depreciable assets. Historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management’s view, and we believe the view of many industry investors and analysts, that the presentation of operating results for a REIT using the historical accounting for depreciation is insufficient. FFO excludes gains and losses from the sale of real estate, which we believe provides management and investors with a helpful additional measure of the performance of our real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general, administrative and other expenses, and interest expenses. Adjusted Funds from Operations (AFFO) AFFO, as defined by us, excludes from FFO straight line rent adjustments, loss on extinguishment of debt, amortization of restricted stock and RSU expense, amortization of deferred mortgage costs and gain on insurance recovery. Management believes that excluding acquisition-related expenses from AFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time, including after the time we cease to acquire properties on a frequent and regular basis. We believe that AFFO enables investors to compare the performance of our portfolio with other REITs that have not recently engaged in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as AFFO, or an equivalent measure is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. Debt Service Coverage Ratio Debt service coverage ratio is net operating income ("NOI") divided by total debt service. Total Debt Service Total debt service is the cash required to cover the repayment of interest and principal on a debt for a particular period. Total debt service is used in the calculation of the debt service coverage ratio which is used to determine the borrower’s ability to make debt service payments. Stabilized Properties For all periods presented, stabilized properties include all our consolidated properties, other than those in lease-up or development. Same Store Same store refers to stabilized properties that we and our consolidated joint ventures owned and operated for the entirety of both periods being compared. 13

Portfolio Table

As of 5/8/2019

Property	City	State	Year Built	Year Acquired	Property Age	No. of Units	Q1 2019 Avg. Occupancy	Q1 2019 Avg. Rent per Occupied Unit	% Ownership
Silvana Oaks	North Charleston	SC	2010	2012	10	208	94.3%	$ 1,141	100%
Avondale Station	Decatur	GA	1950	2012	70	212	94.8%	1,073	100%
Stonecrossing	Houston	TX	1978	2013	42	240	92.2%	869	91%
Pathway	Houston	TX	1979	2013	41	144	93.5%	919	91%
Brixworth at Bridgestreet	Huntsville	AL	1985	2013	35	208	95.6%	752	80%
Newbridge Commons	Columbus	OH	1999	2013	21	264	94.7%	877	100%
Waterside at Castleton	Indianapolis	IN	1983	2014	37	400	96.1%	700	80%
Crossings of Bellevue	Nashville	TN	1985	2014	35	300	98.2%	1,134	80%
Kendall Manor	Houston	TX	1981	2014	39	272	90.1%	805	80%
Avalon	Pensacola	FL	2008	2014	12	276	98.2%	1,025	100%
Parkway Grande	San Marcos	TX	2014	2015	6	192	93.2%	1,066	80%
Woodland Trails	LaGrange	GA	2010	2015	10	236	92.2%	926	100%
Retreat at Cinco Ranch	Katy	TX	2008	2016	12	268	91.4%	1,152	75%
Grove at River Place	Macon	GA	1988	2016	32	240	90.6%	727	80%
Civic Center 1	Southaven	MS	2002	2016	18	392	97.0%	906	60%
Verandas at Shavano Park	San Antonio	TX	2014	2016	6	288	92.5%	1,053	65%
Chatham Court and Reflections	Dallas	TX	1986	2016	34	494	92.7%	944	50%
Waters Edge at Harbison	Columbia	SC	1996	2016	24	204	90.8%	916	80%
Pointe at Lenox Park	Atlanta	GA	1989	2016	31	271	87.9%	1,195	74%
Civic Center 2	Southaven	MS	2005	2016	15	384	96.3%	967	60%
Verandas at Alamo Ranch	San Antonio	TX	2015	2016	5	288	93.3%	998	72%
Kilburn Crossing	Fredericksburg	VA	2005	2016	15	220	94.7%	1,365	100%
OPOP Towers	St. Louis	MO	2014	2017	6	128	92.5%	1,376	76%
OPOP Lofts	St. Louis	MO	2014	2017	6	53	88.7%	1,400	76%
Vanguard Heights	Creve Coeur	MO	2016	2017	4	174	95.8%	1,474	78%
Mercer Crossing	Dallas	TX	2014/2016	2017	5	509	90.9%	1,333	50%
Jackson Square	Tallahassee	FL	1996	2017	24	242	95.8%	1,050	80%
Magnolia Pointe	Madison	AL	1991	2017	29	204	96.4%	827	80%
Woodland Apartments	Boerne	TX	2007	2017	13	120	94.2%	930	80%
The Avenue	Ocoee	FL	1998	2018	22	522	95.7%	1,043	50%
Parc at 980	Lawrenceville	GA	1997	2018	23	586	92.9%	1,095	50%
Anatole Apartments	Daytona Beach	FL	1986	2018	34	208	85.6%	894	80%
Landings of Carrier Parkway	Grand Prairie (Dallas)	TX	2001	2018	19	281	93.4%	987	50%
Crestmont at Thornblade	Greenville	SC	1998	2018	22	266	90.0%	1,118	90%
The VIVE at Kellswater	Knappolis	NC	2011	2019	9	312	90.7%	800	65%
Somerset at Trussville	Trussville	AL	2007	2019	13	328	N/A	N/A	80%
Total/Weighted Average					21.8	9,934			
Lease-Up Project									
Bell's Bluff	Nashville	TN	2018		1	402			58%
Total (Including Lease-Up Projects)						**10,336**			

Unconsolidated Joint Ventures	City	State	Year Built	Property Age	No. of Units
Canalside Sola (1)	Columbia	SC	2018	1	339
Canalside Lofts	Columbia	SC	2008/2013	11	374
Gateway Oaks	Forney	TX	2016	4	313
Total					1,026

(1) Currently in lease-up

14